EXHIBIT 4.19

                      BARRINGER TECHNOLOGIES INC.

                         SUBSCRIPTION AGREEMENT



Barringer Technologies Inc.
219 South Street
New Providence, New Jersey 07974

Gentlemen:

      The undersigned desires to purchase Units (the "Units") from Barringer Technologies Inc. (the "Company"), each unit consisting of 10,000 shares (collectively, the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), and a warrant (collectively, the "Warrants") exercisable at any time prior to June 28, 2000 to purchase 10,000 shares of Common Stock (collectively, the "Issuable Shares") at an exercise price of $.50 per share, (subject to adjustment as provided in the Warrants), to be in substantially the form of Exhibit A hereto, and hereby irrevocably subscribes for ________ Units at a purchase price of $6,000 per unit.

      In connection with this offer to purchase, the undersigned represents and acknowledges as follows:

      Section 1.  Access to Information

      The Company has provided to the undersigned and any investment advisor, attorney, accountant and/or other purchaser representative acting on behalf of the undersigned (all of whom are hereinafter collectively referred to as purchaser representatives.) A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995. In addition, the undersigned and its purchaser representatives, if any, have had an opportunity to ask questions and receive answers from repesentatives of the Company concerning the business of the Company, its financial condition and prospects (financial and other) and the terms and conditions of the offering of the Units, and the Company or such representatives, have provided to the undersigned and the undersigned's purchaser representatives, if any, an opportunity to obtain any and all additional information necessary to verify the accuracy of the information which has been furnished. All written information regarding the Company provided to the undersigned and its purchaser representatives, if any, is referred to herein as the Placement Materials. Other than the Placement Materials, neither the undersigned not any purchaser representative of the undersigned has been furnished any offering literature by the Company or otherwise.

      Section 2.  Investor Qualifications

      The undersigned has carefully reviewed the definition of Accredited Investor contained in Section 2(15) of the Securities Act of 1933, as amended (the Act) and Rule 501 of Regulation D promulgated under the Act, copies of which are attached hereto as Exhibit B and hereby represents and warrants to the Company that the subscriber is an Accredited Investor as so defined.

      Section 3. Reliance on Own Knowledge and Experience or Purchaser Representative

      The undersigned represents that it has had prior investment experience, including investments in unregistered securities, and/or the undersigned has employed the services of a purchaser representative who has read and reviewed the Placement Materials and the other documentation and information furnished by the Company and who is qualified by training and experience in business and financial matters to evaluate the merits and risks of an investment such as the purchase of the Units offered by the Company. If applicable, the information concerning the undersigned's purchaser representative is as follows:

            (a) The name of the undersigned's purchaser representative is__________________________________________________________________
___________________________.

                 He or she is affiliated
with___________________________________________________________.

            (b) The undersigned has been advised by its purchaser representative that (I) he or she is not an affiliate, director, officer or other employee of the Company, (ii) he or she is not the beneficial owner of 10 percent or more of any class of the Company's equity securities or 10 percent or more of the equity interest in the Company, and (iii) neither he or she nor any of his or her affiliates has any material relationship with the Company or its affiliates, nor has any such material relationship existed for at least the past two (2) years, nor will any compensation be paid to such purchaser representative, except as disclosed below:

____________________________________________________________________
____________________________________________________________________
____________________________________________________________________

      Section 4.  Subscriber's Acknowledgments

      The Company has disclosed to the undersigned and the undersigned understands that:

            (a) There is no present public market for Shares and the Warrants and it is unlikely that a public market for any of them will develop in the future.

            (b) Due to the absence of a public market for the Shares and the Warrants:

(I) the undersigned may not be able to liquidate this investment in the event of an unexpected need for cash; (ii) transferability of the Units or the Warrants is extremely limited; and (iii) in the event of a disposition of the Units or the Warrants the undersigned could sustain a loss.

            (c) The Shares and the Warrants and the Issuable Shares have not been registered under the Act of State securities laws and, therefore, they cannot be resold or transferred unless they are subsequently registered under the Act and applicable State securities or Blue Sky laws or exemptions from such registration are available.

            (d) A legend summarizing the restrictions on the transfer of the Shares and the Warrants will be made on the certificates representing the Shares and the Warrants to be purchased by me and stop transfer instructions will be given to the Company's registrar and transfer agent to prohibit any transfer or attempted transfer in violation of such restrictions. The legend will be as stated in Section 9(a) below.

            (e) The Shares and the Warrants and the Issuable Shares have not been registered under the Act in reliance upon an exemption under the provisions of the Act which depends, in part, upon the investment intention of the purchaser. In this connection, the undersigned understands that it is the position of the Securities and Exchange Commission (the "SEC") that the statutory basis for such exemption would not be present if the representation of the purchaser merely meant that its present intention was to hold such Shares, Warrants and Issuable Shares for a short period, such as the capital gains period of the Internal Revenue Code, for a deferred sale, for a market rise, or for a sale if the market does not rise (assuming that a market develops) for a year, or for any other fixed period. The undersigned realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with this investment representation, and the SEC might regard such a sale or disposition as a deferred sale to which the exemption is not available. This may result in the Company's being exposed to substantial liabilities for which the undersigned would be responsible.

            (f) AN INVESTMENT IN THE COMPANY INVOLVES CONSIDERABLE RISKS NOT ASSOCIATED WITH OTHER INVESTMENTS, INCLUDING WITHOUT LIMITATION, RISKS RELATING TO THE COMPANY'S CONTINUING OPERATING LOSSES, COMPETITION, THE COMPANY'S RELIANCE ON KEY PERSONNEL, THE COMPANY'S DEPENDENCE ON TECHNOLOGY AND TECHNOLOGICAL INNOVATION, THE LONG LEAD-TIMES ASSOCIATED WITH THE PURCHASING PRACTICES OF GOVERNMENTAL AGENCIES WHICH ARE SUBSTANTIAL CUSTOMERS OF THE COMPANY, THE COMPANY'S CONTINUING NEED FOR LIQUIDITY, THE FAILURE OF THE COMPANY TO CONSUMMATE THE SALE OF ITS SUBSIDIARY, BARRINGER LABORATORIES, INC., THE RESTRICTIONS ON TRANSFER OF THE UNITS, THE WARRANTS AND THE ISSUABLE SHARES AND THE LACK OF A TRADING MARKET THEREFOR, POTENTIAL CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS, THE RISKS ASSOCIATED WITH ITS NEW CONSUMER PRODUCT MARKETED UNDER THE NAME BARRINGER DRUGALERT SYSTEM AND THE SUCCESSFUL CONSUMMATION OF THE COMPANY'S BUSINESS AND OPERATING STRATEGY.

            (g) No Federal or State agency has made any findings or determination as to the fairness of the investment, nor have they made any recommendation or endorsement concerning the Units.

            (h) This Subscription Agreement is not revocable by the undersigned and the undersigned is submitting this Subscription Agreement intending to be legally bound thereby.

            (i) The undersigned acknowledges that he has received and reviewed a copy of the Placement Materials. The undersigned has had an opportunity to ask questions of and has received answers from the Company concerning any of the information contained in the Placement Materials and any other information requested by the undersigned regarding the business and operations of the Company.

            (j) The undersigned acknowledges that it is not entitled to any pre-emptive rights with respect to any securities of the Company, any options, warrants or other rights to subscribe for any securities of the Company or any security convertible into or exchangeable for any securities of the Company and that his investment in the Units, the Warrants and the Issuable Shares could be subject to significant dilution.

      Section 5.  Subscriber Representations

      The undersigned represents and warrants as follows:

            (a) The undersigned is acquiring the Units for its own account for investment only and not for or with a view to resale or distribute. The undersigned has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Units and/or the Warrants constituting a part thereof, which it is subscribing to purchase and the undersigned has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

            (b) The undersigned can bear the economic risk of losing its entire investment in the Units. The undersigned is prepared to bear the economic risk of this investment for an indefinite time.

            (c) The overall commitment of the undersigned to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Units will not cause such overall commitment to become excessive. The undersigned's need for diversification in its investment portfolio will not be impaired by an investment in the Company.

            (d) The undersigned has adequate means of satisfying its short term needs for cash and has no present need for liquidity which would require it to sell its Units or the Warrants constituting a part thereof.

            (e) The undersigned has substantial experience in making investment decisions of this type and/or is relying on its own advisors in making this investment decision and therefore, either alone or together with its advisors, it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company.

            (f) The principal business address of the undersigned, or if the undersigned is an individual, his principal residence, is in the state indicated in the address beneath its signature at the end of this Agreement. Unless otherwise indicated, all communications, contacts and discussions relating to the offering of the Units occurred in the state in which the undersigned maintains its office, or if the undersigned is an individual, in the state in which he maintains his residence.

      Section 6.  Reliance on Representations

      The undersigned represents and warrants that:

            (a) If the undersigned subscriber is a corporation, partnership, trust or other entity, the undersigned represents and warrants that it is duly incorporated or organized, validly existing and in good standing in its state of incorporation or organization and in all other jurisdictions in which the character of its business makes such qualifications necessary.

            (b) The undersigned has full power and authority to enter into, deliver and perform this Subscription Agreement and it has taken all action required to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby. This Agreement is the valid and binding obligations of the subscriber, enforceable against it in accordance with its terms and the person signing such documents on behalf of the subscriber has been duly authorized to act on behalf of and to bind the subscriber.

            (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of the certificate of incorporation and by-laws or the partnership agreement or trust agreement, if applicable, or any agreement or contract to which the subscriber is a party or by which it is bound, or any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the subscriber or its business or any order, judgment or decree applicable to the subscriber.

      Section 7.  Indemnification

      The undersigned subscriber agrees to indemnify and hold harmless the Company and each director, officer, employee, agent or representative thereof from and against any and all loss, damage or liability and all related costs and expenses (including but not limited to, reasonable attorney's fees and costs of investigation) due to or arising out of a breach of any covenant, representation or warranty made by it in this Agreement.

      Section 8.  Representations and Warranties of the Company

      The Company hereby represents and warrants that as of June 20, 1995:

            (a) The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware.

            (b) The authorized capital of the Company consists of 20,000,000 shares of Common Stock, 1,000,000 shares of Convertible Preferred Stock, par value $1.25 per share (Convertible Preferred), and 1,000,000 shares of Preferred Stock, par value $2.00 (Preferred Stock) of which 12,806,996 shares of Common Stock are outstanding, 381,099 shares of said Convertible Preferred are outstanding and 399,994 shares of said Preferred Stock are presently outstanding of which 82,494 shares are presently outstanding designated as Class A Convertible Preferred Stock and 317,500 shares of Preferred Stock are presently outstanding designated as Class B Convertible Preferred Stock. There are warrants and options outstanding to purchase 3,503,525 shares of Common Stock at exercise prices of between $.50 and $3.69, which warrants are exercisable through May 9, 2000.

            (c) The Company has the full right, power and authority to enter into this Subscription Agreement and to perform the transactions contemplated herein. This Subscription Agreement has been duly executed by the Company and this Subscription Agreement and the transactions contemplated herein have been duly authorized by all necessary corporate action. This Subscription Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

            (d) Issuance of the Shares has been duly authorized and, when issued in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and nonassessable.

            (e) The Warrants have been duly authorized and, when issued in accordance with the terms of this Subscription Agreement, the Warrants will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms. The Company has sufficient authorized and unissued shares of Common Stock reserved for issuance upon the exercise of the Warrants in accordance with their terms. Upon the due exercise of the Warrants and upon the payment in full of the exercise price specified therein, the shares of Common Stock issuable upon the exercise of the Warrants will be duly authorized, validly issued, fully paid and nonassessable.

            (f) The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder (the "Exchange Act") and, in accordance therewith, files, reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission all reports required to be filed by it under the Exchange Act, including its Annual Report on Form 10-K for the year ended December 31, 1994 (the "Form 10-K"), and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (the "Form 10-Q"). As of its date, the Form 10-K described in all material respects the business and financial condition of the Company, and, as of such date, the Form 10-K did not contain an untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading.

            (g) Since December 31, 1994, other than as disclosed in the Placement Materials or as otherwise disclosed to the undersigned, there has been no material adverse change in the results of operations, financial condition or business of the Company, taken as a whole.

            (h) The Company will use the net proceeds of the sale of the Units for working capital purposes.

      Section 9.  Registration Rights

            (a) Restrictive Legend. Any certificates or other instrument representing the Shares, the Warrants or the Issuable Shares shall be stamped or otherwise imprinted with the following legend:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION UNDER SUCH ACT AND LAWS IS AVAILABLE. THE TRANSFERABILITY OF THESE SECURITIES IS FURTHER SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AGREEMENT DATED AS OF JUNE ________, 1995, BETWEEN THE COMPANY AND
            _____________________.

For purposes of this Section 9, any references to "Shares", "Warrants" or "Issuable Shares" shall include any other securities issued in respect of any of such securities.

            (b) The Company shall file a registration statement with the Commission under the Securities Act by August 7, 1995 covering the Shares and the Issuable Shares, and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective for a period of five years from the date it is declared effective by the Commission. The Company shall not be obligated to cause to become effective more than one registration statement pursuant to which the Shares and the Issuable Shares may be sold under this Section 9(b). At any time and from time to time, the Purchaser agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably requested by the Company in order to effectuate the purposes of this Section 9, including without limitation, supplying information with respect to such Purchaser that may be necessary or required for inclusion in the registration statement. In the event that such information or other material requested by the Company is not provided to the Company within a reasonable period of time following delivery of written notice requesting such information, then the Company's obligations under this Paragraph 5 shall be suspended until a reasonable period of time after the Purchaser complies with such request.

            (c) Additional Shares; Incidental Registration. The provisions of Section 9(b) notwithstanding, if at any time following the issuance of the Units the Company proposes to register any of its equity securities under the Securities Act on Form S-1, S-2, S-3, S-18 or any other registration form at the time available on which the Shares and/or Issuable Shares could be registered for sale (other than a registration statement covering securities issuable pursuant to an employee benefit or dividend reinvestment plan and other than a registration statement covering securities issuable in a Rule 145 transaction), the Company shall on such occasion give written notice to the Purchaser of its intention to do so. Such written notice shall be given as promptly as possible after the Company determines to file such a registration but in no event shall such notice be given less than four weeks prior to the date of the filing of such registration statement. Upon written request of any Purchaser given within 15 days after receipt of any such notice (which request shall state the intended method of disposition of the Shares and/or Issuable Shares by the Purchaser), the Company will use its best efforts to cause the Shares and/or Issuable Shares which the Purchaser has requested be registered, to be registered under the Securities Act and under the same registration statement proposed to be filed by the Company, all to the extent required to permit the sale or the disposition (in accordance with the written request of the Purchaser as aforesaid), by the Purchaser of the Shares and/or Issuable Shares so registered; provided, however, that, no such notice shall be given and the Purchaser shall not be entitled to have the Shares and/or Issuable Shares included in such registration in the event that any underwriter with respect to the offering which is the subject of such registration statement determines, in its sole discretion, that the inclusion of the Shares and/or Issuable Shares in the registration will be detrimental to such offering.

            (d) The Company will pay all expenses incurred in complying with Sections 9(b) and 9(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, reasonable fees and disbursements of counsel to the Company, securities law and blue sky fees and expenses and the expenses of any regular and special audits incident to or required by any such registration. All underwriting discounts and selling commissions applicable to the sales of the Shares and/or Issuable Shares, and any state or federal transfer taxes payable with respect to the sales of the Shares and/or Issuable Shares and all fees and disbursements of counsel for the Purchaser, if any, in each case arising in connection with registration of the Shares and/or Issuable Shares under Paragraphs 9(b) and 9(c) hereof, shall be payable by the Purchaser.

            (e) Indemnification. (i) In the event of any registration under the Securities Act of the Shares and/or the Issuable Shares pursuant to this Section 9, the Company will indemnify and hold harmless the Undersigned from and against all losses, claims, damages, expenses or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act and state securities and blue sky laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement or alleged untrue statement, under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they are made, not misleading; or any violation by the Company of the Securities Act, the Exchange Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and will reimburse the Undersigned for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim damage, liability or action; provided, however, that the Company will not be liable in any such case to the Undersigned to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such registration statement, said preliminary prospectus or said final prospectus or said amendment or supplement or any document incident thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Undersigned.

                  (ii) In the event of any registration of any of the Shares and/or Issuable Shares under the Securities Act pursuant to this
Section 9, the Undersigned will, jointly and severally, indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each officer of the Company who signs the registration statement and each director of the Company from and against any and all such losses, claims, damages or liabilities arising from any untrue statement in, or omission from, any such registration statement, preliminary or final prospectus, amendment or supplement or document incident thereto if the statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Undersigned for use in connection with the preparation of such registration statement or prospectus or such amendment or supplement thereof.

                  (iii) The reimbursements required by this Section 9(e) shall be made by periodic payments during the course of the investigation or defense as and when bills are received or expenses incurred; provided, however, that, to the extent that an indemnified party receives periodic payments for legal or other expenses during the course of an investigation or defense, and such party subsequently received payment for such expenses from any other parties to the proceeding, such payments shall be used by the indemnified party to reimburse the indemnifying party for such period payments. Any party which proposes to assert the right to be indemnified under this Section 9(e) will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against any indemnified party under this Section 9(e), notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the failure to so notify such indemnifying party of any such action, suit or proceeding shall not relieve the indemnifying party from any obligation which it may have to any indemnified party hereunder unless and only to the extent that the indemnifying party is prejudiced by said lack of notice. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred, unless (A) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel), that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party the indemnified party shall have reasonably concluded (based on advice of counsel) that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (D) the indemnifying party shall not in fact have employed counsel to assume the defense of such action. An indemnifying party shall not be liable for any settlement or any action or claim effected without its consent.

            (f) Contribution. (i) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to any indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(e), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding any other provision hereof, in no event shall the contribution obligation of the Undersigned be greater in amount than the excess of (A) the dollar amount of the proceeds received by the Undersigned upon the sale of the securities giving rise to such contribution obligation over (B) the dollar amount of any damages that the Undersigned has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No Person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      Section 10.  Miscellaneous

            (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid to the undersigned at the address set forth below and to the Company at the following address: 219 South Street, Providence, NJ 07974, att: Chief Financial Officer (fax 908-665-8298) and to the Company's counsel at Lowenstein Sandler, 65 Livingston Ave, Roseland, NJ 07068, att: Jack Hogoboom (fax 201-992-5820).

            (b) Each of the parties hereto submits irrevocably to the personal jurisdiction of the State and Federal courts located in New Jersey for the purpose of any suit, action, proceeding or judgement relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each party hereto consents irrevocably to the jurisdiction of any such court in any such suit, action, proceeding and to the laying of venue in such court. Each party hereto waives irrevocably any objection to the laying of venue of any such suit, action or proceeding brought in such courts and waives irrevocably any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form.

            (c) This Agreement (including the Exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

            (d) Whenever required by the context hereof, the singular shall include the plural and vice-versa; the masculine shall include the feminine and neuter genders, and vice-versa; and the word person shall include an individual, corporation, partnership, trust, estate or other entity.

      Section 11.  Foreign person (check one)

            ___   The undersigned hereby certifies that it is not a foreign
person within the meaning of Section 7701(a)(30) of the Internal Revenue Code and agrees to notify the Company prior to becoming a foreign person as so defined. A foreign person is a person who is not a citizen or resident of the United States.

            ___   The undersigned hereby certifies that it is a foreign
person within the meaning of Section 7701(a)(30) of the Internal Revenue
Code.

      Section 12.  Subscription

            The undersigned hereby subscribes for ________ Units at an aggregate price indicated below:

                        Purchase Price:   $_______________________

            The undersigned hereby pays for its Units by the following means (Please fill in as appropriate):

            Check in the amount of $______________ payable to the Company, or wire transfer or delivery to the account of the Company, accompanies or has been made concurrently with the delivery of this Agreement.

and/or

            By applying $________________ of director meeting fees and or director retainer fees owed to the undersigned by the Company.

and/or

            By applying $________________ of earned but unpaid employee wages owed to the undersigned by the Company.

NAME AND ADDRESS OF SUBSCRIBER:  __________________________________
_______________________________________________________________________

_____________________________       ___________________________________
Telephone Number                    Signature, if individual

_____________________________       By:________________________________
Social Security Number
or Taxpayer I.D. No.
                                    ___________________________________
                                    TITLE, if applicable

            If you would like any correspondence to be sent to a different address than that set forth above, please specify the other address here:

                ____________________________________

                ____________________________________

     [ ]    Check this box if you want correspondence to be sent to both addresses listed.

Acknowledgment of Subscriber's Signature:

STATE OF _________________________
                                    S.S.
COUNTY OF _______________________

            The foregoing instrument was acknowledged before me this _______ day of ___________, 199_, by _________________________.
My commission expires:  _______________________________.

                                    _____________________________________
                                    NOTARY PUBLIC

Company Acceptance:

            Accepted on ___________________, 199_

                              BARRINGER TECHNOLOGIES INC.


                              By:________________________________________
                                   Title:

NAME AND ADDRESS OF SUBSCRIBER:  __________________________________
_______________________________________________________________________

_____________________________       ___________________________________
Telephone Number                    Signature, if individual

_____________________________       By:________________________________
Social Security Number
or Taxpayer I.D. No.
___________________________________
                                    TITLE, if applicable

            If you would like any correspondence to be sent to a different address than that set forth above, please specify the other address here:

____________________________________

____________________________________

      [ ]   Check this box if you want correspondence to be sent to both addresses listed.

Acknowledgment of Subscriber's Signature:

STATE OF _________________________
                                    S.S.
COUNTY OF _______________________

            The foregoing instrument was acknowledged before me this _______ day of ___________, 199_, by _________________________.
My commission expires:  _______________________________.

                                    _____________________________________
                                    NOTARY PUBLIC

Company Acceptance:

            Accepted on ___________________, 199_

                              BARRINGER TECHNOLOGIES INC.

                              By:________________________________________
                                   Title:
[Counterpart Signature Page To Be Returned to Subscriber Following the Company's Acceptance]



      The Warrant represented hereby and the shares of Common Stock issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state and cannot be sold or transferred unless and unto they are so registered or unless an exemption under such Act or laws is available. THE TRANSFERABILITY OF THE WARRANT REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF IS FURTHER SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AGREEMENT DATED AS OF JUNE 30,1995 AMONG THE COMPANY AND ____.

                                                             Warrant
                                                             to
                                                             Purchase
                                                              ___ Shares

VOID AFTER JUNE 29, 2000

                          WARRANT TO PURCHASE
                             COMMON STOCK
                                  OF
                        BARRINGER TECHNOLOGIES, INC.,

               Incorporated Under the Laws of the State of Delaware


THIS IS TO CERTIFY that __________ (the "Warrantholder"), or its registered assigns, is entitled, subject to the provisions of Section 4 hereof, upon the due exercise hereof and subject to the terms and conditions hereof as to the total number of shares thereafter, until the close of business on June 29, 2000, to purchase from Barringer Technologies, Inc., a Delaware
corporation (the "Company"), all or any part of ___________ (            )
fully paid and nonassessable shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, upon surrender hereof with the subscription form attached hereto as Appendix "A", duly completed, at the office of the Company or any transfer agent for the Company's Common Stock, and simultaneous payment therefor in cash or by certified or official bank check payable to the order of the Company in New York Clearing House funds, at the purchase price of $0.50 per share (the "Warrant Purchase Price").

             1. Term. Unless this Warrant is surrendered and payment made as herein provided before the close of business on June 29, 2000 (the "Expiration Date"), this Warrant will become wholly void and all rights evidenced hereby will terminated on the Expiration Date.

             2. Warrant Exchange. This Warrant may be exchanged for a number of Warrants of the same tenor as this Warrant for the purchase in the aggregate of the same number of shares of Common Stock as are purchasable upon the exercise of this Warrant, upon surrender hereof at the office of the Company with written instructions as to the denominations of the Warrants to be issued in exchange. If this Warrant is exercised for less than all the shares purchasable upon the exercise hereof, the holder shall be entitled to receive a new Warrant or Warrants of the same tenor as this Warrant for the purchase in the aggregate of the number of shares in respect of which this Warrant shall not have been exercised.

             3. Anti-Dilution. The Warrant Purchase Price of $0.50 per share will be subject to adjustment from time to time as hereinafter provided:

                   (a) General. In the event that the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock or options, warrants, convertible securities or other rights to acquire Common Stock other than pursuant to (i) the exercise of options, warrants, convertible securities or other rights to acquire Common Stock outstanding on the date hereof, (ii) a subdivision, consolidation or reclassification of shares of Common Stock under subparagraph 3(b) hereof,
(iii) a merger or consolidation under subparagraph 3(c) hereof, (iv) a dividend or other distribution on any class of stock under subparagraph 3(d) hereof, or (v) employee stock options outstanding on the date hereof or issued hereafter pursuant to stock option plans of the Company or stock purchase warrants outstanding on the date hereof, without consideration or for a consideration per share less than the lesser of (x) the Warrant Purchase Price in effect immediately prior to such issuance, or (y) the then-fair market value per share of the Common Stock (as determined in good faith by the Board of Directors of the Company), then, and thereafter successively upon each such issuance, the Warrant Purchase Price in effect immediately prior to the issuance of such shares shall forthwith be reduced to a price (calculated to the nearest full cent) determined by dividing (a) an amount equal to (i) the total number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Warrant Purchase Price in effect immediately prior to such issuance, plus (h) the consideration, if any, received by the Company upon such issuance by (b) the total number of shares of Common Stock outstanding immediately after such issuance. Upon any such adjustment of the Warrant Exercise Price as provided above, this Warrant shall evidence the right to purchase that number of shares of Common Stock (rounded to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant by the Warrant Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Exercise Price in effect immediately after such adjustment.

                  1. In case of the issuance of shares of Common Stock or other securities of the Company for cash, the consideration received by the Company therefor shall be deemed to be the cash proceeds received by the Company therefor less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof.

                   2. In case of the issuance of shares of Common Stock or other securities of the Company for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration received by the Company therefor shall be deemed to be the cash proceeds, if any, received by the Company plus the fair value of the consideration other than cash, as determined by the Board of Directors of the Company less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issuance, provided, however that the amount of such consideration other than cash shall in no event exceed the cost thereof as recorded on the books of the Company.

                   3. In case of the issuance by the Company of (a) any security that is convertible into or exchangeable for shares of Common Stock or (b) any rights, warrants or options to purchase shares of Common Stock, the Company shall be deemed to have issued the maximum number of shares of Common Stock into which such convertible or exchangeable securities may be converted or exchanged or the maximum number of shares of Common Stock deliverable upon the exercise of such rights, warrants or options, as the case may be, for the consideration (determined as provided in subparagraph 1 and 2 above) received by the Company for such convertible or exchangeable securities or for such rights or options, as the case may be, plus the minimum aggregate consideration or adjustment payment to be received by the Company in connection with the conversion or exchange of such convertible or exchangeable securities, or the minimum aggregate price at which shares of Common Stock are to be delivered upon the exercise of such rights, warrants or options, as the case may be. On the expiration of such rights, warrants or options or the termination of such right to convert or exchange, the Warrant Purchase Price hereunder shall be readjusted to such Warrant Purchase Price as would have obtained had the adjustments made upon the issuance of such rights, warrant or options, or convertible or exchangeable securities, been made upon the basis of the delivery of, and receipt of the consideration or adjustment payment, if any, actually paid for, only the number of shares of Common Stock actually delivered upon the exercise of such rights, warrants or options or upon the conversion or exchange of such securities. Except as provided in the next preceding sentence, no further adjustment of the Warrant Purchase Price shall be made as a result of the actual issuance of shares of Common Stock referred to in this subparagraph C.

                  4. The consideration for any securities issued as a stock dividend shall be deemed to be zero.

      5. Irrespective of any adjustment or change in the Warrant Purchase Price or the number of shares of Common Stock actually purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant Purchase Price per share and the number of shares purchasable thereunder as the Warrant Purchase Price per share and the number of shares purchasable that were expressed upon the Warrant when initially issued.

            (b) Subdivision, Combination or Reclassification. If at any time or from time to time the Company shall by subdivision, combination or reclassification of shares, or otherwise change as a whole the outstanding shares of Common Stock into a different number or class of shares, then in each case the Warrant Exercise Price in effect immediately after the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Warrant Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such subdivision, combination or reclassification. Thereafter, this Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (rounded to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant by the Warrant Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Exercise Price in effect immediately after such adjustment.

                   (c) Merger. If at any time while this Warrant is outstanding, the Company shall consolidate with or merge into another corporation, the holder hereof shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder (immediately prior to the date upon which such consolidation or merger shall become affective), the securities or property to which a holder of one share of Common Stock would have been entitled upon such consolidation or merger immediately prior to the date upon which such consolidation or merger became effective, without any change in, or payment in addition to, the Warrant Purchase Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and mailed to the registered holder hereof at the address of such holder shown on the books of the Company, the obligation to deliver to such holder such securities or property as in accordance with the foregoing provisions such holder shall be entitled to purchase. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                   (d) Distributions. If the Company shall at any time or from time to time (i) distribute (otherwise than as a dividend in cash) to the holders of Common Stock, or grant any rights to such holders to acquire assets without any consideration paid or to be paid by them or for a consideration less than the fair market value of such assets, as determined by the Board of Directors of the Company, or (h) declare a dividend upon the Common Stock (to the extent payable otherwise than in cash and out of earnings or earned surplus, as indicated by the accounting treatment of such dividend in the books of the Company), the Company shall reserve and the holder of this Warrant shall thereafter upon exercise hereof be entitled to receive, for each share of Common Stock purchasable hereunder on the record date established by the Company for the determination of holders of Common Stock entitled to receive such distribution, right or dividend (or if no such record date shall have been established, on the date of such distribution, grant of such right or payment of such dividend), and without increase in (except in respect of the consideration, if any, paid for such assets by shareholders), or payment in addition to, the then current Warrant Exercise Price per share, (A) the amount of such assets to which such right would have been granted to the holder hereof, or
(B) the amount of such dividend (to the extent thereof above stated) which such holder would have received had he been a holder of one share of Common Stock on such record (or other) date.

                   (e) Notice of Change. Upon the happening of any event requiring an adjustment of the Warrant Purchase Price hereunder, the Company shall forthwith give written notice thereof to the registered holder of this Warrant stating the adjusted Warrant Purchase Price resulting from such event and the number of shares of Common Stock (or other securities and property) issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In case any voluntary or involuntary dissolution, liquidation or winding up of the Company shall at any time be proposed, the Company shall give at least 20 days prior written notice thereof to the registered holder hereof stating the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding up (on which date, in the event of such dissolution, liquidation or winding up shall actually take place, this Warrant and all rights with respect hereto, shall terminate). Notice pursuant to this paragraph shall be given by first class mail postage prepaid, addressed to the registered holder of this Warrant at the address of such holder appearing in the records of the Company.

                   (f) Definition of Common Stock. For the purpose of the foregoing paragraphs (a) through (e), the term "Common Stock" shall include all shares of Common Stock authorized by the Company's Certificate of Incorporation, as from time to time amended, which are not limited to a fixed sum or percentage of the par value in respect of the right of holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary dissolution or winding up of the Company; provided, that the shares purchasable pursuant to this Warrant shall include only shares of such class referred to in the first paragraph hereof designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of this Warrant and shall not, in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in subparagraph 3(b) or 3(c) hereof, the stock, securities or assets provided for in such subparagraphs.

             4. No Stockholder Rights. The holder of this Warrant shall not be entitled to any rights of a stockholder of the Company in respect of any shares purchasable upon the exercise hereof until such shares have been paid for in full and issued to such holder. As soon as practicable after such exercise, and in any event within 10 days thereafter, the Company shall deliver a certificate or certificates for the number of all shares of Common Shares issuable upon such exercise, all of which shall be validly issued, fully paid and non-assessable, and free of all taxes, liens and charges with respect to the issue thereof to the person or persons entitled to receive the same, provided, however, that unless the Company shall receive an opinion of counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended, such certificate delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

             5. Registration Under Securities Act. The holder of this Warrant will be entitled to certain registration rights as set forth in a separate agreement on file at the Company's principal offices.

             6. Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the issuance of the shares upon exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to provide for the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to provide for the exercise of tills Warrant, the Company will, subject to the requirements of applicable state law, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.


                                    BARRINGER TECHNOLOGIES, INC.



                                    By:

Dated:                              Title: President and CEO

ATTEST: _____________________


                              APPENDIX "A"



                    (To be executed by the registered holder

                       to exercise the right to purchase

                  Common Stock evidenced by the within Warrant)



To Barringer Technologies, Inc.:





The undersigned hereby irrevocably subscribes for _________ shares of your

Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of $___________, therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated

below, and if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be derivered to the undersigned at the address stated below.



Dated:                               Signed:
